  EXHIBIT 16.1

Lichter, Yu and Associates, Inc.

Certified Public Accountants

16133 Ventura Blvd., Suite 450

Encino, California 91436

Tel: (818) 789-0265 Fax: (818) 789-3949

August 11, 2015

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: Banjo & Matilda, Inc.

We have read the statements that we understand Banjo & Matilda, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Lichter, Yu and Associates, Inc.

Certified Public Accountants